EXHIBIT 11.

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                 BASIC EARNINGS PER SHARE                              SHARES
                 ------------------------                              ------

                 Basic shares outstanding at December 31, 1998        1,950,046

                      NET EARNINGS              $  766,045        $.39 per share
                 ------------------------       ----------
                 Basic shares outstanding        1,950,046


                 DILUTED EARNINGS PER SHARE                            SHARES
                 --------------------------                            ------

                 Basic shares outstanding at December 31, 1998        1,950,046
                 Stock Options-common stock equivalents                  98,690
                 Diluted shares outstanding at December 31, 1998      2,048,736

                      NET EARNINGS               $ 402,140        $.37 per share
                 ------------------------        ---------
                 Diluted shares outstanding      2,048,736